NEWS RELEASE

For Further Information Contact: For Immediate Release

Charles R. Hageboeck, President and Chief Executive Officer May 23, 2005

(304) 769-1102

City Holding Company Completes Acquisition of Classic Bancshares, Inc.

Charleston, West Virginia -- City Holding Company, "City" (NASDAQ:CHCO) is pleased to announce that it has completed its acquisition of Classic Bancshares, Inc., parent company of Classic Bank. Classic has $332 million in assets, $234 million in deposits, and operates 10 banking offices in Eastern Kentucky and Southeastern Ohio. The merger, which was announced in December 2004, received the approval of all required regulatory agencies in April 2005, and Classic shareholders on May 16, 2005.

With the acquisition of Classic, City grows to $2.6 billion in assets and operates 66 banking offices in West Virginia, Kentucky and Ohio. It is now the largest commercial banking franchise in the Huntington/Ashland WV-KY-OH MSA with $361 million in deposits, 13 branches and 14 ATMs.

City's President and Chief Executive Officer, Skip Hageboeck, stated, "We are very excited about our new opportunities for growth in the State of Kentucky and in particular the Huntington/Ashland metropolitan area, as well as the added convenience we can provide to Classic's customers. City National Bank is committed to providing customers with convenient access to their financial needs, and, while we already have one of the best branch banking networks in West Virginia, we will continue to look for opportunities to expand to new markets and optimize our current branch delivery system. It is a pleasure to welcome Classic's excellent staff, customers and shareholders into the City family. We are thankful for the excellent work and dedication of both Classic's and City's staff in ensuring a smooth and successful business combination, and we believe Classic had the best bankers in its markets. We are excited that customers will continue to be served by these dedicated professionals in Ashland, Paintsville, Ironton, Grayson and Greenup."

David Barbour, President and Chief Executive Officer of Classic, added, "The successful completion of our business combination with City is great news for Classic customers, employees and shareholders. City is a high performing banking company and has a solid record of achieving extraordinary results for its shareholders while delivering quality products and services to its customers."

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses, (4) the Company could have adverse legal actions of a material nature, (5) the Company may face competitive loss of customers, (6) the Company may be unable to manage its expense levels, (7) the Company may have difficulty retaining key employees, (8) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions, (9) changes in general economic conditions and increased competition could adversely affect the Company's operating results, (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results, and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.